Exhibit 10.18

SELINA HOLDING COMPANY, SE

(the “Company”)

GLOBAL PHANTOM EQUITY INCENTIVE PLAN

This Selina Holding Company, SE Global Phantom Equity Incentive Plan (the “Plan”) has been adopted by the Company. The Plan is intended to promote the interests of the Company and its Affiliates by providing certain Employees and Non-Employees with an opportunity to participate in certain appreciation in the Company’s value in connection with the occurrence of a Qualifying Liquidity Event, subject to the terms and conditions set forth herein, so as to enhance the Company’s ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company and its Affiliates.

1. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Affiliate” of a Person means any Person which is controlled by, under common control with, or controlling, such Person, and in the case of an individual—a child, parent, sibling or trustee of such individual; and “control” for the purpose hereof shall mean the effective ability to control the operations of a Person or the beneficial holding, directly or indirectly, of at least 50% of the voting power in a corporation or the right to appoint at least 50% of the directors or members of a similar body having a similar function in a corporation.

(b)    “Articles” means the Company’s articles of association, charter or similar document, as it may be amended from time to time.

(c)    “Award” means an award of Phantom Shares granted under the Plan and the applicable Grant Notification Letter.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cause” means, unless otherwise set forth in the applicable Grant Notification Letter, any of the following:

(i)    commission of any act or omission that could result in indictment for, conviction of or plea of no contest to, any crime involving moral turpitude or affecting the Company or any of its Affiliates or any felony;

(ii)    any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Participant’s direct supervisor, as applicable, which involves the business of the Company or any of its Affiliates and was capable of being lawfully performed;

(iii)    embezzlement or misappropriation of funds of the Company or any of its Affiliates;

(iv)    any breach of the Participant’s fiduciary duties or duties of care to the Company or any of its Affiliates, including without limitation disclosure of confidential information or trade secrets of the Company or any of its Affiliates;

(v)    any conduct, act or omission (other than in good faith) which is reasonably determined by the Board to be materially detrimental to the Company or any of its Affiliates;

(vi)    any event or circumstance that constitutes “Cause” (or similarly defined term) as such term is or may be defined under the Participant’s written employment, service or other engagement agreement with the Company or any of its Affiliates or any other event or circumstance upon which the Participant’s employment or engagement can be terminated by the Company or any of its Affiliates immediately without notice or payment in lieu of notice; and/or

(vii)    with respect to any Participant who is entitled to severance or similar pay under applicable law, should circumstances arise as a result of which the Participant’s employment with the Company and/or any of its Affiliates, to the extent applicable, is or may be terminated without severance or similar pay.

For the avoidance of any doubt, it is hereby clarified that in any event of conflict between the definition of the term “Cause” in this Plan and the definition of the term “Cause” in a Participant’s written employment, service or other engagement agreement, the definition in this Plan shall prevail in connection with the Award, the Grant Notification Letter and this Plan.

“Change in Control” means each of the following:

(i)    a merger, consolidation, acquisition or reorganization of the Company with, by or into one or more other entities in which the Company is not the surviving entity, and as a result of which the shareholders of the Company prior to such event do not own, immediately following such event, more than 50% of the voting power in the surviving entity; or

(ii)    a sale of all, or substantially all, of the assets of the Company or a transfer (or a cancellation and re-issue pursuant to a scheme of arrangement) of the Company’s shares representing at least 50% of the voting power of the Company, in one transaction or a series of related transactions, to another Person other than to a wholly owned subsidiary of the Company or for a change of domicile.

Notwithstanding the aforesaid, the Board may determine that a transaction or event that falls within the aforesaid definition will not be considered a “Change in Control” for the purpose of the Plan and any Award granted hereunder.

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Committee” means a designated share option compensation or other committee which is empowered by the Board to administer this Plan, if so appointed by the Board.

(i)    “Deferred Consideration” means, in connection with a Change in Control, any amounts of consideration payable by the acquiror(s) after the consummation of the Change in Control, including any post-closing purchase price adjustment, earn-out, holdback (whether or not escrowed) or any other form of deferred consideration, but excluding any closing date payments that are delayed beyond the closing of the Change in Control solely for administrative convenience, as determined by the Board.

(j)    “Employee” means a person who is employed by the Company or any Affiliate thereof, or a person who was employed by the Company or any Affiliate thereof and is receiving such Award in respect of such employment.

(k)    “Expiration Date” means, with respect to an Award, the earlier of (i) the seventh (r) anniversary of the grant date of such Award or such earlier date (if any) as may be determined by the Board and set forth in the applicable Grant Notification Letter or (ii) the liquidation, dissolution, or winding up of the Company.

(1)    “Grant Notification Letter” means a document to be signed, in writing, electronically or otherwise, between the Company and a Participant that sets out and informs the Participant of the terms and conditions of the grant of an Award to such Participant.

(m)    “IPO” means the admission of all or any of the shares in the capital of the Company or securities representing those shares (including without limitation depositary interests, American depositary receipts, American depositary shares and/or other instruments) to or the grant of permission by any like authority for the same to be traded or quoted on the Nasdaq Stock Market of the NASDAQ OMX Group Inc. or on the Official List of the United Kingdom Listing Authority or on the AIM Market operated by the London Stock Exchange Plc or any other recognized investment exchange.

(n)    “Non-Employee” means a non-employee director, consultant, advisor or service provider of the Company or any Affiliate thereof.

(o)    “Participant” means a Person (Employee or Non-Employee) who receives or holds an Award under this Plan.

(p)    “Person” means any natural person, company, corporation, limited liability company, partnership, business or other trust, join stock company, unincorporated association, joint venture or other entity.

(q)    “Phantom Share” means a notional interest granted under the Plan, the value of which (if any) is determined by reference to the value of a Share in connection with a Qualifying Liquidity Event, subject to the vesting, forfeiture, payment and other terms, conditions, restrictions and limitations set forth herein and in the applicable Grant Notification Letter.

(r)    “Qualifying Liquidity Event” means, with respect to an Award, the first to occur of an IPO or a Change in Control, in either case, that occurs no later than the Expiration Date of such Award. For the avoidance of doubt, no more than one Qualifying Liquidity Event may occur under the Plan with respect to any Award and the liquidation, dissolution, or winding up of the Company shall not constitute a Qualifying Liquidity Event.

(s)    “Share(s)” means the voting ordinary shares of $0.01 each in the capital of the Company.

(t)    “Sub-Plan” means any supplements or sub-plans to this Plan adopted by the Board, applicable to the Participants employed or otherwise engaged in a certain country or region or subject to the laws of a certain country or region, as deemed by the Board to be necessary or desirable to comply with the laws of such country or region, or to accommodate the tax policy or custom thereof, which, if and to the extent applicable to any particular Participant, shall constitute an integral part of this Plan.

(u)    “Termination of Service” shall be the actual termination of the applicable engagement of the Participant by and the Participant’s relationship with the Company and its Affiliates, such that the Participant is no longer engaged with or by either the Company and/or its Affiliates, nor is serving as a director in those entities. For the avoidance of any doubt any reference to termination in this Plan (and for the purpose mentioned herein and therein) shall also include the resignation by the Participant from his engagement with, or by, as applicable, the Company and/or the applicable Affiliate and/or that the Participant ceases to serve as a director in those entities and/or any other action the consequence of which is that the Participant ceases to render his services (as Employee and/or Non-Employee) to the above entities. Notwithstanding anything to the contrary mentioned above, a Participant shall not cease to be engaged (as an Employee and/or Non-Employee, as applicable) only due to the transfer of such Participant’s employment or provision of services, as the case may be, among the Company and its Affiliates.

2. PURPOSE OF THIS PLAN

(a)    The purpose of this Plan is to foster and promote the long-term financial success of the Company and its Affiliates and increase shareholder value by:

(i)    encouraging and providing for the acquisition of a right to receive payment based on the value of an ownership interest in the Company by eligible Employees and Non-Employees in order to stimulate the active interest of such Persons in the development and financial success of the Company and encourage the sense of proprietorship of such Persons in the Company; and

(ii)    enabling the Company and its Affiliates to attract and retain the services of an outstanding management team and other qualified and dedicated Employees and Non-Employees upon whose judgment, interest and special effort the successful conduct of the Company’s, or its Affiliates’, operations is largely dependent.

(b)    Awards under this Plan shall only be issued to the Participants subject to the applicable law in their respective country of residence for tax purposes or any other purpose, as the case may be.

3. ADMINISTRATION

(a)    The Board shall have the power and authority, in its sole discretion but subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities specifically granted to it under this Plan, as necessary and advisable in the administration of this Plan. To the extent permitted under the provisions of this Plan, the Articles and any applicable law, the Board may delegate any or all of its powers and authorities granted to it under this Plan to the Committee, in which case, any reference to the “Board” in the Plan with respect to the rights so delegated shall be construed as reference to the “Committee”.

Notwithstanding the above (or otherwise herein) to the contrary, the Board shall automatically have residual authority: (i) if no Committee shall be constituted; (ii) if such Committee shall cease to operate for any reason; or (iii) with respect to rights not delegated by the Board to the Committee. In each such case, all references in this Plan to Committee shall be treated as references to the Board. It is hereby clarified that any authority granted by the Board to a Committee shall be available also to the Board, which shall not be restricted from exercising such authority (and in such case, any relevant reference to the Committee shall be deemed as a reference to the Board). In any contradiction between the decision of the Committee and of the Board, the position/resolution of the Board shall prevail.

The authorities of the Board and the Committee with respect to the administration of the Plan shall also apply with respect to any related Sub-Plan, mutatis mutandis.

(b)    The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

(c)    Subject to applicable law, the Board shall have the full power and authority to:

(i)    designate Participants;

(ii)    determine the terms and provisions of each Award (which do not have to be identical) and the respective Grant Notification Letters, including, but not limited to,

the type of Award to be granted to each Participant, the number of Shares to be covered by each Award so granted, and provisions concerning the time and the extent to which the Awards may vest and/or settle, as applicable;

(iii)    Alter any restrictions and conditions of any Award or payment contemplated by any Award;

(iv)    interpret the provisions and supervise the administration of this Plan;

(v)    determine the effects upon the vesting, termination or expiration of any Award in the case of: (a) any Participant who is employed by an entity that ceases to be an Affiliate of the Company (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Company or an Affiliate, (c) any leave of absence of a Participant, (d) any change in a Participant ‘s status from an Employee to Non-Employee, or vice versa, (e) any increase or decrease in the scope of engagement of a Participant, and (f) any Participant who ceases his engagement with the Company or an Affiliate but becomes engaged by a partnership, joint venture, corporation or other entity which is not an Affiliate;

(vi)    prescribe, amend and rescind rules and regulations relating to this Plan and determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan;

(vii)    adopt Sub-Plans, including without limitation the determination, if the Board sees fit to so determine, that to the extent any terms of such Sub-Plan are inconsistent with the terms of this Plan, the terms of such Sub-Plan shall prevail; and

(viii) take all other actions and make all other determinations deemed necessary or advisable for the administration of this Plan and/or any Sub-Plan.

(d)    Without limiting the generality of any other provision hereof, in the event of any change in capitalization of the Company, including but not limited to any dividend, stock split or combination, exchange of stock, extraordinary dividend, creation or issuance of new shares or a new class of shares, or change of legal form or any other change, transaction or occurrence that affects the Shares, other equity securities of the Company or any of their respective Affiliates or the value thereof, the Board may make such adjustments to the Plan and to outstanding Awards as it deems necessary or appropriate to preserve the intent of the Plan, including without limitation, adjustments to (i) the aggregate number and kind of Phantom Shares that may be issued under the Plan; (ii) the number and kind of Phantom Shares subject to outstanding Awards; and/or (iii) the terms and conditions of any outstanding Awards (including, without limitation, the nature and amount of the equity interests for which the payment to the Phantom Shares is determined). Any such actions or determinations will be final and binding on all Persons having or claiming any interest in the Plan.

(e)    Subject to the Articles, all decisions and selections made by the Board or the Committee pursuant to the provisions of this Plan and any applicable Sub-Plan shall be made by a majority of its members except that no member of the Board or Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or Committee relating to any Award to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Articles and any applicable law, as the same may be in effect from time to time.

(f)    The interpretation and construction by the Board (or its delegate) of any provision of this Plan or of any Grant Notification Letter thereunder shall be final and conclusive. Without derogating from the foregoing, the Board and its delegate(s) may take any action or decision with respect to a specific Participant, and such decision or action shall not affect the remaining Participants.

(g)    Subject to the Articles, applicable law and the Company’s decision, and to all approvals legally required, each member of the Board and the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by such member or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan and/or Sub-Plan(s) unless arising out of such member’s own fraud, gross negligence or bad faith. The indemnification hereunder shall be in addition to any rights of indemnification the member of the Board and the Committee may have as a director of the Company or otherwise under the Articles, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4. DESIGNATION OF PARTICIPANTS.

(a)    The Persons eligible for participation in this Plan (and any applicable Sub-Plan) shall include any Employees and/or Non-Employees of the Company and/or of any Affiliate. The identities of the Participants will be determined by the Board.

(b)    The grant of an Award hereunder shall neither entitle the Participant to participate, nor disqualify the Participant from participating, in any other grant of Awards pursuant to this Plan (and any applicable Sub-Plan) or any other option or equity-based incentive plan of the Company or any of its Affiliates.

5. PHANTOM SHARES RESERVED FOR THIS PLAN; RESTRICTION THEREON.

(a)    A total of 86,891 Phantom Shares shall be reserved for the purpose of allocations to the Participants hereunder (the “Phantom Share Pool”), and such number of Phantom Shares may be increased or decreased by the Board from time to time, subject to adjustments as set forth in Section 3(d) above. Should any Award expire, terminate, be cancelled or be forfeited, in whole or in part, the Phantom Share(s) underlying the expired, terminated, cancelled, or forfeited portion of such Award shall revert to the Phantom Share Pool and may again be subjected to an Award under this Plan (including any Sub-Plan(s)), if any.

(b)    Each Award granted pursuant to this Plan, shall be evidenced by a written Grant Notification Letter between the Company and the Participant, in such form as the Board shall approve from time to time. Each Grant Notification Letter shall state, among other matters, the number of Phantom Shares to which the Award relates, the vesting terms and Expiration Date (to the extent different than as set forth herein), and such other terms and conditions as the Board, in its sole discretion, may prescribe, provided that they are consistent with this Plan (and any related and applicable Sub-Plan).

(c)    For the avoidance of any doubt, no Participant shall be deemed for any purpose whatsoever to be a shareholder of the Company and shall have no rights or privileges as a shareholder of the Company, nor shall the Participants be deemed to be a class of shareholders, or creditors, of the Company.

6. TERMS OF PHANTOM SHARES.

(a)    Grants of Awards. Subject to the provisions of the Plan, the Board may, from time to time, select Employees and Non-Employees to whom Phantom Shares shall be granted and, for each such Award, determine the terms and conditions of such Award in accordance with Section 3.

(b)    Vesting. Except as otherwise set forth in the applicable Grant Notification Letter, each Phantom Share subject to an Award that remains outstanding as of immediately prior to such Qualifying Liquidity Event (taking into consideration any forfeitures contemplated by Section 6(d) or 6(e) below) shall become vested and no forfeitable (a “Fully-Vested Phantom Share”) upon the occurrence of a Qualifying Liquidity Event.

(c)    Payment of Phantom Shares.

(i)    Payments of Fully-Vested Phantom Shares. Subject to Section 6(c)(ii) below, upon or within thirty (30) days after any Phantom Share subject to an Award becomes a Fully-Vested Phantom Share (with the actual payment date within such range determined by the Board in its sole discretion), the Company shall pay, or shall cause one of its Affiliates to pay, to the Participant holding such Award, with respect to each Fully-Vested Phantom Share subject thereto, an amount equal to either (A) if the Qualifying Liquidity Event is a Change in Control, the per Share consideration paid or payable in connection with such Change in Control or (B) if the Qualifying Liquidity Event is an IPO, the per Share price at pricing thereof in connection with such IPO, in each case, as determined by the Board (the “Per Phantom Share Payment Amount”).

(ii)    Deferred Consideration. Notwithstanding Section 6(c)(i) above, if (A) a Qualifying Liquidity Event is a Change in Control and (B) any portion of the consideration payable by the acquirer in the Change in Control will be payable (if at all) as Deferred Consideration, then the Company may, in the Board’s discretion, pay, or shall cause one of its Affiliates to pay, proportionate amounts of any consideration payable in respect of such Fully-Vested Phantom Shares at such times and subject to such terms, conditions and limitations, in each case, as the Board may determine, in any event, to the extent that such alternative payment timing will not result in income inclusion, taxes or penalties under Section 409A of the Code.

(iii)    Form of Payment. Any payment due to a Participant in accordance with this Section 6(c) may be paid in cash or, subject to applicable federal, state and other securities laws, any other form of consideration deemed appropriate by the Board, including (without limitation) securities of the Company, any acquiring or successor entity(ies) or any of their respective Affiliates.

(iv)    Release/Acknowledgment. The Board may, as a condition to any payment hereunder, require any Participant to execute a general release of claims or acknowledgment in a form prescribed by the Board.

(d)    Termination of Service. Except as otherwise specified in a Grant Notification Letter or determined by the Board, upon a Termination of Service for Cause, (i) the Participant shall forfeit all outstanding Phantom Shares then held by such Participant without payment therefor, and (ii) the Company may, in the Board’s discretion, recover from Participant any payments made, or to be made, at any time with respect to the Phantom Shares so forfeited.

(e)    Expiration. If a Participant holds Phantom Shares that have not become Fully-Vested Phantom Shares on or prior to the Expiration Date applicable to such Phantom Shares, such Phantom Shares shall expire and be forfeited and terminated upon such Expiration Date without payment.

7. OTHER TERMS AND CONDITIONS OF AWARDS

(a)    The Awards are extraordinary, one-time benefits granted to the Participant and are not and shall not be deemed as salary component for any purpose whatsoever, including in connection with calculating severance, pension, retirement or similar compensation under applicable law.

(b)    Neither the Participant nor any other Person, as the case may be, shall have any claim to be granted any Awards, and there is no obligation by the Company for uniformity of treatment of the Participants or their beneficiaries (if applicable). The terms and conditions of the Awards granted under this Plan (and any Sub-Plan) and any of the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c)    Neither this Plan, nor any Sub-Plan or Grant Notification Letter with the Participant shall impose any obligation on the Company or an Affiliate thereof, to continue the employment or service of any Participant, and nothing in this Plan, Sub-Plan or in any Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

(d)    No Phantom Share or interest therein shall be subject in any manner to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void ab initio. Payments with respect to Phantom Shares held by a Participant shall be made only to such Participant or his or her guardian or legal representative or, in the event of the Participant’s death prior to any payment owing in respect of a Phantom Share, to the Participant’s estate.

8. SECTION 409A. This Plan and all Awards and Phantom Shares granted hereunder shall be interpreted and administered in all respects in accordance with the requirements of Section 409A of the Code to the extent applicable thereto. Notwithstanding any provision of the Plan to the contrary, in the event that the Board nevertheless determines that any Phantom Shares may be or become subject to Section 409A of the Code or any similar state statute, the Board is hereby authorized (without any obligation to do so or to indemnify any Participant or any other Person for any failure to do so), in its discretion, to adopt such amendments to the Plan and/or the applicable Grant Notification Letter(s) or to adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board determines to be necessary or appropriate to cause the Phantom Shares to comply with Section 409A of the Code (and any similar state statute) or an exemption therefrom and thereby avoid any income inclusion requirements and additional taxes thereunder.

9. WITHHOLDING; TAX CONSEQUENCES.

(a)    The Company and/or its Affiliates, as applicable, shall be entitled to withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify on demand the Company and/or its representatives and/or its officers and/or its directors and/or its Affiliates, as applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

(b)    None of the Company, its Affiliates or the Board makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant. Each Participant, by acceptance of an Award, is deemed to represent that the Participant has consulted with any tax consultants that he or she deems advisable in connection with the Award (or has had adequate opportunity to so consult and has determined not to do so) and that the Participant is not relying on the Company or any of its Affiliates or any of their respective officers, directors, managers or employees for tax advice.

(c)    Any tax consequences arising from the grant or vesting of any Award, from the payment in respect of any Award or from any other event or act hereunder (of the Company and/or its Affiliates, or of the Participant) shall be borne solely by the Participant. The Company shall not be required to issue any payment hereunder to a Participant until all required payments. including tax payments, have been fully made by the Participant.

10. MISCELLANEOUS PROVISIONS.

(a)    The Board may at any time, subject to applicable laws, amend, alter, suspend or terminate this Plan (and/or any Sub-Plan thereof), provided, however, that, except as expressly permitted hereunder, no amendment, alteration, suspension or termination of this Plan shall materially and adversely impair the rights of any Participant, unless mutually agreed otherwise by the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. The Company may assign its rights and obligations under this Plan and any Grant Notification Letters hereunder to any of its Affiliates (including, without limitation, any Affiliate employing any Participant) in its discretion and, following any such assignment, the assignee Affiliate shall be solely liable for any assigned obligations and the Participants who are party to the assigned Grant Notification Letters shall solely be entitled to seek payment in respect of Awards from the assignee Affiliate.

(b)    This Plan and Grant Notification Letters hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard for conflicts of laws principles thereof or of any other jurisdiction. The competent state courts of State of New York or U.S. federal district courts, in either case, located in New York, New York, shall have exclusive jurisdiction in any matters pertaining to this Plan, the Sub-Plan(s), the Grant Notification Letters and/or any matter related thereto.

(c)    The adoption of this Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(d)    The terms of each Award may differ from other Awards granted under this Plan at the same time, or at any other time. The Board may also grant more than one Award to a given Participant during the term of this Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Participant.

(e)    Notwithstanding anything herein to the contrary herein, the terms and conditions of this Plan may be adjusted with respect to a particular country by means of a Sub-Plan in the form of an addendum to this Plan in the form of an annex, and to the extent that the terms and conditions set forth in the Sub-Plan conflict with any provisions of this Plan, the provisions of the applicable Sub-Plan shall govern. Terms and conditions set forth in a Sub-Plan shall apply only to Awards issued to the Participants under the jurisdiction of the specific country that is subject of the Sub-Plan and shall not apply to Awards issued to any other Participant. The adoption of any such Sub-Plan shall be subject to the approval of the Board, and, if required, the approval of the shareholders of the Company.

(f)    Nothing in the Plan or any Grant Notification Letter shall entitle a Participant to payment of any specified property or payment out of a trust fund or other security device created for the benefit of the Participants. Any claim to payment which a Participant has with respect to Phantom Shares shall be only as a general creditor of the Company. The Company’s obligations under the Plan are both unfunded and unsecured and shall not be construed to cause a Participant to recognize taxable income prior to the time that a payment is actually paid to that Participant in accordance with the Plan. The liability for payment with respect to Phantom Shares is a liability of the Company alone and not of the Board or any Employee, Non-Employee, equityholder or Affiliate of the Company.

(g)    No Participant or successor in interest shall be deemed to be a stockholder or equityholder of the Company or any of its Affiliates or to have any right to receive any securities of the Company or any of its Affiliates solely by virtue of the Plan or any Award and, for the avoidance of doubt, neither the existence of the Plan nor any Award hereunder shall create or be deemed to create any obligation on the part of the Company or any of its Affiliates to seek the consent of any Participant or any other Person in order to take any corporate action or make any amendment to the applicable governing documents, including, without limitation, an amendment to increase the number of outstanding shares of the Company and/or add new classes of shares. Phantom Shares represent only a potential payment in cash or securities (as determined by the Board) that may become payable on the terms and conditions set forth in the Plan. Unless otherwise determined by the Board, Awards under the Plan shall not represent actual shares or other equity interests in the Company or any of its Affiliates or a security interest in any of the assets held by the Company or any of its Affiliates. Notwithstanding the foregoing or anything to the contrary contained herein or in any Grant Notification Letter, if the Board determines that a Phantom Share or the form of payment with respect to a Phantom Share shall constitute a security of the Company, any of its Affiliates or their respective successors, or any other entities, no such security shall be issued to any Participant unless such security is then registered under applicable federal, state or other securities laws or, if such security is not then so registered, the Board has determined that such issuance would be exempt from the registration requirements of such securities laws.